UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 1, 2003

                             UNIVERSAL EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


   Nevada                         0-19298                11-2781803
(State or Other                (Commission             (IRS Employer
Jurisdiction of                File Number)          Identification No.)
Incorporation)



           1230 Avenue of the Americas, Suite 771, Rockefeller Center,
                            New York, New York 10020
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (917) 639-4157


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)




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Item 2.  Acquisition or Disposition of Assets


                  On December 29, 2003, Universal Express, Inc. (the "Company"), pursuant to a purchase agreement (the "Purchase Agreement") entered into and effected the acquisition of all of the outstanding stock of Bags To Go, Inc. ("Bags To Go") and Cruise Staff Inc. ("Cruise Staff"), two privately owned companies that operate a baggage delivery and staffing business at the Fort Lauderdale/Hollywood International Airport and Seaport. Each of Bags To Go and Cruise Staff are wholly owned by Mr. Keith Wiater, and were purchased for an aggregate purchase price of $360,000 in cash, plus contingent payments of up to a maximum of $7,000,000 in cash and stock, based upon performance of the ongoing operations of Bags To Go and Cruise Staff over the subsequent five (5) years. In connection with the entering into of the Purchase Agreement, the Company also entered into an employment agreement (the "Executive Employment Agreement") with Mr. Keith Wiater pursuant to which Mr. Wiater is to be employed as an executive of the Bags/Cruise subsidiary at a base salary of $180,000 per year for five (5) years. Pursuant to the Executive Employment Agreement Mr. Wiater is also entitled to certain operational bonuses, stock options and other consideration based upon the performance of the Bags/Cruise division. The Company also agreed to allocate in its budget certain minimum amounts per year, subject to normal increases, for salaries for additional executive officers to be mutually selected by the Company and Mr. Wiater. The Company acquired Bags To Go and Cruise Staff based on arms length negotiations and the proceeds for the purchase of the shares were from working capital.


                  On or about January 15, 2004, pursuant to a stock purchase agreement dated December 1, 2003 (the "Stock Purchase Agreement"), the Company also completed the purchase of all of the stock of SubContracting Concepts, Inc., a New York Corporation, SubContracting Concepts, Inc., a Connecticut corporation, and SCI Two-Wheel, Inc. a Georgia Corporation, (collectively "SubContracting") from the individual shareholders of those entities (the "Selling Shareholders"). SubContracting is in the business of providing to courier companies third party contract management services with respect to risk management and administrative matters. In consideration for all of the stock of SubContracting, the Company paid to the Selling Stockholders an aggregate of $1,000,000 in cash and securities. The Company is also obligated to make additional payments to the Selling Stockholders as more fully set forth below.


                  The Company paid the Selling Shareholders an aggregate of $500,000 in cash on the execution of the Stock Purchase Agreement, and the balance of the $1,000,000 purchase price was paid on January 15, 2004, in the form of an aggregate of five million (5,000,000) shares of the Company Class A common stock valued at $.10 cents per share. In addition, the Company is obligated to pay additional consideration to the Selling Stockholders for the period relating to January 1, 2004 through June 30, 2005 (the "testing period") in an aggregate amount equal to the "net profits" (as defined in the Stock Purchase Agreement) for the testing period multiplied by 12.3, less $1,000,000. Payment of this additional consideration is to be made on a quarterly basis commencing on March 31, 2004, and payments may be made in cash and/or shares of the Company's common stock at the election of the Company. This additional consideration is based upon SubContracting continuing to be the sole provider of all independent contractor service to courier and/or same day delivery service provided by any subsidiary, affiliate or associate of the Company. In the event





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that the Company changes its operations such that SubContracting is no longer the sole provider of these services, the additional consideration shall be equal to $7,000,000, to be paid in twenty eight (28) equal quarterly installments of $250,000 each until December 31, 2010. As security for the obligation of the Company to make all payments to the Selling Shareholders pursuant to the Stock Purchase Agreement, the Company has entered into stock pledge and escrow agreement with respect to the shares of SubContracting purchased by the Company (the "Pledge Agreement"). The purchase price for Subcontracting was arrived at by arms length negotiation, and the cash portion of the purchase price was paid from working capital.





                  The foregoing is only intended to be a summary of the terms of each of the Purchase Agreement, the Stock Purchase Agreement, the Executive Employment Agreement and the Pledge Agreement, and is not intended to be a complete discussion of any of these documents. Accordingly, the foregoing is qualified by reference to the full text of each of the Purchase Agreement, the Stock Purchase Agreement, the Executive Employment Agreement and the Pledge Agreement, all of which are attached hereto as Exhibits in this Current Report on Form 8-K.




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Item 7.  Financial Statements and Exhibits


     (a) (b) The Company will file the required financial statements by amendment to this Current Report on Form 8-K not later than 60 days after the day this Current Report was first required to be filed.


     (c)  The following are filed as Exhibits to this Current Report on Form
          8-K.

          2.1 Purchase Agreement by and among Universal Express, Inc., Bags To Go, Inc., Cruise Staff, Inc., dated as of December 23, 2003.

          2.2 Employment Agreement into by and between Keith Wiater and the Company, dated as of December 23, 2003

          2.3 Stock Purchase Agreement dated as of November 28, 2003 by and among Universal Express, Inc., a Nevada corporation, SubContracting Concepts, a New York corporation, SubContracting Concepts, a Connecticut corporation, SCI-Two Wheel, a Georgia corporation and those individuals executing the agreement as Sellers.

          2.4 Stock Pledge and Escrow Agreement dated December 1, 2003 by and among those individuals identified as Pledgee or Seller, SubContracting Concepts, Inc., a New York corporation, SubContracting Concepts, Inc., a Connecticut corporation, and SCI-Two Wheel, Inc., a Georgia Corporation, Universal Express, Inc., a Nevada corporation, and Scott Reade, Esq., an escrow agent.


          99.9 Press Release dated December 1, 2003 issued by Universal Express, Inc.


          99.9.1 Press Release dated December 29, 2003 issued by Universal Express, Inc.









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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UNIVERSAL EXPRESS, INC.



                                    By:  /s/ Richard A. Altomare
                                         -----------------------------------
                                         President and Chairman of the Board



Dated: February 13, 2004








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